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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the Registration Statement of Monaco Coach Corporation on Form S-8 (File No. 33-76372) of our report dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of Monaco Coach Corporation as of December 28, 1996 and January 3, 1998, and for the years ended December 30, 1995, December 28, 1996 and January 3, 1998, which is included in this Form 10-K.



                                               /s/  Coopers & Lybrand L.L.P.

Eugene, Oregon
March 18, 1998




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